PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398

DEL MAR HEIGHTS LAS VEGAS ORANGE COUNTY PHOENIX SAN DIEGO SILICON VALLEY

EXHIBIT 5.1

July 9, 2020

Simulations Plus, Inc.

42505 10th Street West

Lancaster, California 93534

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Simulations Plus, Inc., a California corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of its Registration Statement on Form S-3 (the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, including the prospectus which forms a part of the Registration Statement (the “Base Prospectus”), and as will be supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement,” and together with the Base Prospectus, a “Prospectus”), provides for the registration by the Company of the following securities:

(i)	shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

(ii)	shares of one or more series of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”);

(iii)	warrants for the purchase of Common Stock, Preferred Stock and other securities or rights (individually or collectively, the “Warrants”);

(iv)	depositary shares (the “Depositary Shares”); and/or

(v)	units of the Company consisting of one or more of the securities described above (the “Units”).

Simulations Plus, Inc.

July 9, 2020

We collectively refer to the Common Stock, the Preferred Stock, Warrants, Depositary Shares and Units in the Registration Statement as the “Securities” or individually as a “Security.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1.	the Registration Statement;

2.	the Base Prospectus contained in the Registration Statement;

3.	the Articles of Incorporation and amendments thereto, as filed with the Secretary of State of the State of California, as presently in effect (the “Company’s Articles of Incorporation”);

4.	the Amended and Restated Bylaws of the Company, as presently in effect (the “Company’s Bylaws” and, together with the Company’s Articles of Incorporation, the “Organizational Documents”); and

5.	Resolutions adopted by the Board of Directors of the Company, authorizing and approving the Registration Statement, the registration of the Securities for issuance and sale by the Company, and matters related thereto.

We have also examined such other certificates of public officials, such other certificates of officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and upon the statements contained in the Registration Statement, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Simulations Plus, Inc.

July 9, 2020

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Security, (i) the Registration Statement has been declared effective and such effectiveness has not been terminated or rescinded, (ii) a Prospectus Supplement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission describing each class or series of Securities offered thereby and any other matters required thereby and will comply with applicable law, (iii) the definitive terms of the issuance and sale of each class or series of Securities will have been duly authorized by all necessary corporate action of the Company, including, without limitation, authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and, if necessary, the Company’s shareholders, in conformity with the applicable Organizational Documents, as in effect at such time, and applicable law (including (A) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock or Preferred Stock (a “Convertible Security”), and (B) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 5 below shall have been duly completed and shall remain in full force and effect), (iv) upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under the Company’s Articles of Incorporation; (v) all Securities will be issued and sold (including receipt of payment therefor) in the manner contemplated by the Registration Statement and any applicable Prospectus Supplement; and (vi) there has not occurred any change in law or further action by the Company’s Board of Directors, in any case affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Securities to be established after the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms of such Securities will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	With respect to shares of Common Stock registered pursuant to the Registration Statement, when the issuance of such shares has been duly authorized by all necessary corporate action of the Company and certificates representing such shares of Common Stock have been duly executed, issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors, for the consideration provided for therein (which consideration, on a per share basis, is not less than the par value of the Common Stock), or (ii) upon exercise, conversion or exchange of any Convertible Security (which was validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms) in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such exercise, conversion or exchange as approved by the Company’s Board of Directors, and for any additional consideration specified therein (which consideration (including any consideration paid for such Convertible Security), on a per share basis, is not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.	With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when such series of Preferred Stock has been duly established in accordance with the terms of the Company’s Articles of Incorporation, the issuance of such shares has been duly authorized by all necessary corporate action of the Company and certificates representing the shares of Preferred Stock have been duly executed, issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors, for the consideration provided for therein (which consideration, on a per share basis, is not less than the par value of the Preferred Stock), or (ii) upon exercise, conversion or exchange of any Convertible Security (which was validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms), in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such exercise, conversion or exchange as approved by the Company’s Board of Directors, for the consideration specified therein (which consideration (including any consideration paid for such Convertible Security), on a per share basis, is not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

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Simulations Plus, Inc.

July 9, 2020

3.	With respect to any Warrants registered pursuant to the Registration Statement, when a warrant agreement relating to such Warrants (the “Warrant Agreement”) has been duly authorized by all necessary corporate action of the Company and executed and delivered by the Company and each other party thereto, the specific terms of the Warrants have been duly established in accordance with the Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), then such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to any Depositary Shares registered pursuant to the Registration Statement, when the applicable deposit agreement (the “Deposit Agreement”) has been duly authorized by all necessary corporate action of the Company and executed and delivered by the Company and each other party thereto, and when the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the terms of the Deposit Agreement and authorized by all necessary corporate action of the Company, and such Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Deposit Agreement and by such corporate action (assuming the underlying securities have been validly issued and deposited with the depositary), such Depositary Shares will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	With respect to any Units registered pursuant to the Registration Statement, when a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized by all necessary corporate action of the Company and executed and delivered by the Company and each other party thereto, the specific terms of the Units have been duly authorized in accordance with the Unit Agreement and authorized by all necessary corporate action of the Company, and the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Unit Agreement and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), then such Units will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any debt securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Warrants, Depositary Shares and Units and the Warrant Agreements, Deposit Agreements and Unit Agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of California, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

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Simulations Plus, Inc.

July 9, 2020

The opinions expressed herein are limited to (i) the California General Corporation Law and (ii) those laws of the State of California and those Federal securities laws, rules, and regulations of the United States of America, in each case which, in our experience, without having made any special investigation as to the applicability of any specific law, rule, or regulation, are normally applicable to transactions of the type contemplated by the Registration Statement (collectively, the “Applicable Laws”). No opinion is expressed as to the effect on the matters covered by this letter of the laws, rules or regulations of (i) the United States of America or the State of California other than the Applicable Laws or (ii) any jurisdiction other than the United States of America, and the State of California, whether in any such case applicable directly or through the Applicable Laws.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

This opinion letter has been prepared and may be used by the Company as an exhibit in connection with the filing by the company of the Form S-3 with the Commission. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form S-3 and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Procopio, Cory, Hargreaves & Savitch LLP

Procopio, Cory, Hargreaves & Savitch LLP